                                                                  EXHIBIT 10.11


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                              CENTRAAL CORPORATION

                           SECOND AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

                                 AUGUST 6, 1999


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


                            TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
1.   Certain Definitions..........................................................1

2.   Restrictions on Transferability..............................................3

3.   Restrictive Legend...........................................................3

4.   Notice of Proposed Transfers.................................................4

5.   Registration.................................................................5

     5.1      Requested Registration..............................................5
     5.2      Company Registration................................................7
     5.3      Registration on Form S-3............................................8
     5.4      Subsequent Registration Rights......................................9
     5.5      Expenses of Registration............................................9
     5.6      Registration Procedures............................................10
     5.7      Indemnification....................................................11
     5.8      Information by Holder..............................................12
     5.9      Rule 144 Reporting.................................................12
     5.10     Termination of Registration Rights.................................13

6.   Financial Information Rights................................................13

7.   Lockup Agreement............................................................14

8.   Investors' Option to Sell Shares to the Company.............................15

9.   Right of First Refusal......................................................16

10.  Vesting of Employee Options.................................................17

11.  Employment, Confidential Information and Invention Assignment Agreements....17

12.  Transfer of Rights..........................................................17

13.  Effectiveness; Amendment and Restatement of Existing Agreement..............18

14.  Amendment...................................................................18

15.  Governing Law...............................................................18

16.  Entire Agreement............................................................18

17.  Notices, etc................................................................18


18.  Aggregation of Stock........................................................19

19.  Counterparts................................................................19

20.  Legal Expenses..............................................................19

21.  Titles and Subtitles........................................................19

22.  Waiver of Right of First Refusal............................................19

                              CENTRAAL CORPORATION

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Second Amended and Restated Investor Rights Agreement (this "AGREEMENT") is made effective as of August 6, 1999, by and among Centraal Corporation, a Delaware corporation (the "COMPANY"), and the persons and entities listed on the Schedule of Investors attached hereto as EXHIBIT A (the "INVESTORS").

                                    RECITALS

     A. In connection with the sale and issuance of its Series B Preferred Stock, the Company entered into that certain Amended and Restated Investor Rights Agreement dated December 8, 1998 (the "EXISTING AGREEMENT") with the purchasers of its Series A Preferred Stock and Series B Preferred Stock (the "EXISTING PREFERRED INVESTORS").

     B. The Company and certain of the Investors (the "PURCHASERS") are parties to that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") whereby the Company will sell, and the Purchasers will buy, Series C Preferred Stock of the Company.

     C. The obligations of the Company and the Purchasers under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

     D. Section 14 of the Existing Agreement provides that the written consent of the Company and the holders of a majority of the (i) outstanding Registrable Securities (as defined under the Original Agreement) (the "MAJORITY INVESTORS") and (ii) the outstanding shares of Series B Preferred Stock (or Conversion Stock issued upon conversion thereof) (the "MAJORITY SERIES B INVESTORS") is required to amend the Existing Agreement.

     E. The Company, the Majority Investors and the Majority Series B Investors now desire to amend and restate the Existing Agreement in its entirety in order to add the Purchasers as parties thereto and to make certain other changes.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement in its entirety as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "CONVERSION STOCK" means the Company's Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "HOLDER" means (i) any Existing Preferred Investor or Purchaser holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred either (a) in accordance with Section 12 hereof, or (b) prior to the date hereof, in accordance with either Section 12 of the Existing Agreement or Section 12 of the Original Agreement (as defined in the Existing Agreement).

     "INITIATING HOLDERS" means any Holder or Holders who, in the aggregate, hold not less than 50% of the Registrable Securities then outstanding.

     "PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

     "QUALIFIED INITIAL PUBLIC OFFERING" shall mean the Company's initial public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public with gross proceeds to the Company of not less than $35 million at a per share price of at least $6.75 (as adjusted for recapitalizations, stock dividends, stock splits and the like.)

     "REGISTRABLE SECURITIES" means shares of (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of the Preferred Stock or Conversion Stock upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 5.10. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold in a transaction in which the transferor's rights to registration are not assigned in accordance with the terms herein.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall also include the fees and disbursements for one special counsel to the selling stockholders, not to exceed $15,000 per registration, for each registration pursuant to Section 5.1 and Section 5.2, and up to two registrations pursuant to Section 5.3 hereof.

     "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legends set forth in Section 3 hereof.

     "RULE 144" and "RULE 145" shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

     2. RESTRICTIONS ON TRANSFERABILITY. The Preferred Stock, the Conversion Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

     3. RESTRICTIVE LEGEND. Each certificate representing the Preferred Stock, the Conversion Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION

     UNDER THE ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

     4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder's expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; PROVIDED, HOWEVER, that the Company shall not request an opinion of counsel or "no action" letter with respect to
(i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent partners or members in proportion to their ownership interests in the holder, or (iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Restricted Securities agrees that it will not request that a transfer of the Restricted Securities be made or that the legend set forth in Section 3 be removed from the certificate representing the Restricted Securities, solely in reliance on Rule 144(k), if as a result thereof the Company would be rendered subject to the reporting requirements of the Exchange Act.

     5. REGISTRATION.

        5.1 REQUESTED REGISTRATION.

              (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                   (i) promptly give written notice of the proposed registration to all other Holders; and

                   (ii) as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within twenty days after the date of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:

                        (A) Prior to the earlier of (i) six months after the effective date of the Company's first registered public offering of its Common Stock or (ii) five years from the date hereof;

                        (B) Unless the requested registration would have an aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, exceeding $5,000,000;

                        (C) Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                        (D) After the Company has effected two registrations pursuant to this Section 5.1(a) in which the Initiating Holders were able to include in each such registration at least 50% of the Registrable Securities sought to be included therein and such registrations have been declared or ordered effective; PROVIDED, HOWEVER, that if the Company includes shares to be sold by it in a registration requested by the Initiating Holders pursuant to this Section 5.1(a), such registration will not be considered in determining if the Company has effected two registrations pursuant to this Section 5.1(a)(ii)(D);

                        (E) If the Initiating Holders are able to request a registration on Form S-3 pursuant to Section 5.3 hereof;

                        (F) Within twelve months after the Company has effected such a registration pursuant to this Section 5.1(a), and such registration has been declared or ordered effective; or

                        (G) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 5.1(a) may be deferred one or more times for a period not to exceed 90 days in the aggregate.

     Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

              (b) In addition to the registration rights contained in Section 5.1(a) above, and subject to the same limitations stated in Section 5.1(a)(ii)(A)-(C) and Section 5.1(a)(ii)(E)-(G), in the event the Company receives a written request from holders of not less than 50% of the Registrable Securities issued or issuable pursuant to conversion of the Series B Preferred Stock then outstanding (the "INITIATING SERIES B HOLDERS"), the Company will, as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Series B Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1(b) prior to 180 days after the effective date of the Company's first registered public offering of its Common Stock.

              (c) UNDERWRITING. In the event of a registration pursuant to
Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 33% of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

         5.2 COMPANY REGISTRATION.

              (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                   (i) promptly give to each Holder written notice thereof; and

                   (ii) include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten days after the date of such written notice from the Company, by any Holder.

              (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

         All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 33% of all shares to be included in such offering. The Company shall so advise all Holders requesting to be included in the registration and underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

              (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.


         5.3 REGISTRATION ON FORM S-3.

              (a) REQUEST FOR REGISTRATION. In the event that the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $3,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one registration pursuant to this Section 5.3 in any twelve month period. If such offering is to be an underwritten offering, the underwriters must be acceptable to both the Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of
Section 5.1(c) shall be applicable to each such registration initiated under this Section 5.3.

              (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

                   (i) Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                   (ii) Within twelve months after the Company has effected such a registration pursuant to Section 5.3(a), and such registration has been declared or ordered effective; or

                   (iii) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to file a registration statement may be deferred one or more times for a period not to exceed 90 days in the aggregate.

         5.4 SUBSEQUENT REGISTRATION RIGHTS.

              (a) Without the consent of any holder of Registrable Securities hereunder, the Company may grant to any holder of securities of the Company registration rights inferior to those granted hereunder.

              (b) The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Purchasers hereunder without the written consent of the holders of a majority of the Registrable Securities. Notwithstanding the foregoing, the Company may, without obtaining any further consent of the holders of Registrable Securities, amend this Agreement to the extent necessary to grant rights and obligations on a pari passu basis with the rights and obligations of the Purchasers to investors in any subsequent round of financing with respect to the securities purchased by such investors in such financing.

         5.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) two registrations pursuant to
Section 5.3, shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1 or Section 5.3, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed, in each case due to no fault of the Company, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1, or a registration at the expense of the Company under Section 5.3, as applicable, unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

         5.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

              (a) Prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the registration statement has been completed, whichever first occurs; and

              (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     Notwithstanding the foregoing, the Company shall notify each Holder whose securities are included in a registration of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, the Company may suspend use of the prospectus on written notice to each participating Holder, in which case each participating Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the participating Holders or until the participating Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed (the period of such suspension shall be a "BLACKOUT PERIOD"). The Company shall use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall, upon the occurrence of any event contemplated by this paragraph, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In the event that the Company declares one or more Blackout Periods, the 180-day effectiveness period for the applicable registration set forth in Section 5.6(a) shall be extended by the number of days that constitute any such Blackout Periods.

         5.7 INDEMNIFICATION.

              (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use therein.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its officers and directors, each person who controls the Company within the meaning of Section 15 of the Securities Act, each other holder of the Company's securities covered by such registration statement, and each such holder's, officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other holders, such officers, directors, or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other holders or their officers, directors, or control persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company in writing by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.7(b) shall be limited to an amount equal to the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct or fraud by such Holder.

              (c) Each party entitled to indemnification under this Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         5.8 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

         5.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use commercially reasonable efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of a registration statement under the Securities Act or after the Company becomes subject to the reporting requirements of the Exchange Act;

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

              (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         5.10 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date four years after the effective date of the Company's initial public offering and (ii) the date such Holder is able to sell securities of the Company pursuant to Rule 144 under the Securities Act and holds 2% or less of the Company's outstanding capital stock.

     6. FINANCIAL INFORMATION RIGHTS.

              (a) The Company will provide the following documents to each Investor who continues to hold at least 750,000 shares of Preferred Stock and/or Conversion Stock (as adjusted for stock splits, stock dividends, stock combinations and the like):

                   (i) As soon as practicable after the end of the fiscal year ending December 31, 1999 and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year;

                   (ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company, and a capitalization table in reasonable detail for such quarterly period;

                   (iii) At least thirty days prior to the beginning of each fiscal year, commencing with the fiscal year beginning January 1, 2000, a budget as adopted by the Company's Board of Directors for the fiscal year;

                   (iv) As soon as practicable after the end of the first and second month of each quarterly accounting period, if available, a consolidated balance sheet of the Company and its subsidiaries (if any), as of the end of each such monthly period, and, if available, consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries (if any), for such periods and for the current quarter to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from quarter-end and year-end adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company; and

                   (v) Copies of press releases, reports of adverse developments and such other documents generally distributed or made available to the Company's stockholders; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary or confidential.

              (b) For purposes of determining the minimum holdings pursuant to this Section 6, the holdings of an Investor together with its affiliates and related persons shall be aggregated and any Investor which is a partnership or limited liability company shall be deemed to hold any Preferred Stock originally purchased by such Investor and subsequently distributed to constituent partners or members of such Investor, but which have not been resold by such partners or members. If the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of a limited liability company by delivering a single copy of each report to the partnership or limited liability company as agent for the constituent partners or members.

              (c) Each Investor or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered nonpublic information will be maintained in confidence by such Investor or transferee and will not be utilized by such Investor or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

              (d) The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the closing of a firm commitment underwritten public offering of the Company's Common Stock or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, whichever shall occur first.

     7. LOCKUP AGREEMENT. Each Investor, Holder and transferee hereby agrees that, in connection with the Company's Qualified Initial Public Offering, if so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER"), such Investor, Holder or transferee shall not sell or otherwise transfer any securities of the Company, except those securities acquired in the Qualified Initial Public Offering or in an open-market transaction thereafter, during the period specified by the Company's Board of Directors at the request of the Managing

Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, such Market Standoff Period shall only be imposed if similar contractual lockup restrictions are placed upon all capital stock of the Company issued now or hereafter to all (i) current officers and directors of the Company, (ii) stockholders owning one percent (1%) or more of the outstanding capital stock of the Company and (iii) holders of registration rights with respect to capital stock of the Company. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     8. INVESTORS' OPTION TO SELL SHARES TO THE COMPANY.

              (a) Beginning on August 6, 2004, an Investor may elect (the "Repurchase Option"), by delivery of written notice to the Company (the "Repurchase Notice"), to require the Company, on the terms set forth in this
Section 8, to repurchase shares of Series A Preferred Stock owned by such Investor at a price of $0.451 per share and shares of Series B Preferred Stock owned by such Investor at a price of $1.00 per share and shares of Series C Preferred Stock owned by such Investor at a price of $4.50 per share (in each case as adjusted for stock splits, stock dividends, recapitalizations and the like) plus any declared but unpaid dividends (such price, as applicable, the "Repurchase Price"); PROVIDED, HOWEVER, that an Investor may only require the Company to repurchase shares pursuant to this Section 8 if such repurchase is in each instance for not less than 50% of such Investor's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, initially purchased by such Investor and such repurchase is permitted by applicable corporate law. The Company shall not be required to repurchase shares which have been converted into Common Stock.

              (b) In the event that an Investor (an "ELECTING INVESTOR") delivers a Repurchase Notice to the Company to exercise the Repurchase Option pursuant to Section 8(a), the Company shall promptly, and in any event within ten (10) days, give each other Investor written notice of the Electing Investor's exercise of the Repurchase Option. The other Investors shall have ten
(10) days from the date of receipt of such notice to exercise their Repurchase Option by delivering a Repurchase Notice pursuant to Section 8(a) above.

              (c) All Investors who exercise their Repurchase Option pursuant to
Section 8(a) above (the "PARTICIPATING INVESTORS") shall rank on parity with each other as to the repurchase by the Company of the shares owned by such Participating Investors and set forth in the Repurchase Notice. If the assets and funds of the Company legally available to repurchase such shares are insufficient to permit the payment to all Participating Investors of the aggregate Repurchase Price to which each Participating Investor is entitled (an "Insufficiency"), then the assets and funds legally available for the repurchase of such shares shall be allocated ratably among the Participating Investors based on the aggregate Repurchase Price to which each such Participating Investor would otherwise be entitled to receive. Any shares identified in a Repurchase Notice but not repurchased due to an Insufficiency shall be repurchased by the Company in accordance with the previous sentence as assets and funds become legally available therefor.

              (d) The provisions of this Section 8 will terminate and be of no further force or effect upon the closing of a Qualified Initial Public Offering.

     9. RIGHT OF FIRST REFUSAL.

              (a) The Company hereby grants to each Investor (each such Investor referred to herein as a "QUALIFIED INVESTOR"), the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in this Section 9) which the Company may, from time to time following the date hereof, propose to sell and issue. A "PRO RATA SHARE," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of shares of Common Stock then held by each Qualified Investor plus the number of shares of Common Stock issuable upon exercise or conversion of all securities exercisable for or convertible into, directly or indirectly, Common Stock then held by such Qualified Investor bears to (ii) the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Stock.

              (b) Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, "NEW SECURITIES" does not include: (i) Conversion Stock; (ii) Common Stock offered to the public generally pursuant to a Qualified Initial Public Offering; (iii) securities issued pursuant to any transaction approved by the vote of two-thirds of the members of the Board of Directors primarily for the purpose of (A) a joint venture, technology licensing or research and development activity, (B) distribution or manufacture of the Company's products or services, or (C) any other transaction involving a corporate partner that is primarily for a purpose other than raising capital; (iv) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (v) any shares of the Company's Common Stock or related options, warrants or other rights to purchase such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to arrangements approved by the Board of Directors of the Company, but not exceeding 2,358,493 shares of Common Stock;
(vi) securities issued to equipment lessors, banks, financial institutions or similar entities in a transaction approved by vote of two-thirds of the members of the Board of Directors of the Company, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company; (vii) stock issued pursuant to any rights, agreements or convertible securities, including without limitation options and warrants, provided that the rights of first refusal established by this Section 9 applied with respect to the initial sale or grant by the Company of such rights, agreements or convertible securities; or (viii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

              (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Qualified Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Qualified Investor shall have ten days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (d) Beginning ten days after the notice given pursuant to Section 9(c) above, the Company shall have 180 days to sell the New Securities not elected or eligible to be purchased by Qualified Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold all of the New Securities within said 180-day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

              (e) The provisions of this Section 9 will terminate and be of no further force or effect upon the closing of a Qualified Initial Public Offering.

     10. VESTING OF EMPLOYEE OPTIONS. Unless otherwise agreed to by a majority of the Directors who are not then employees of the Company, options granted to employees of the Company under the Company's 1997 Stock Plan or other approved stock plans will vest, until the option holder's employment with or service to the Company terminates, on terms no more favorable to the employee than ratably over three years.

     11. EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into an Employment, Confidential Information and Invention Assignment Agreement substantially in a form approved by the Board of Directors.

     12. TRANSFER OF RIGHTS. The rights granted under Sections 5, 6, 8 and 9 of this Agreement may be assigned to any transferee or assignee, other than a Competitor (as defined below) or potential Competitor of the Company in connection with any transfer or assignment by the Holder of Registrable Securities or Preferred Stock, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) such assignee or transferee acquires at least 750,000 shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (including Preferred Stock convertible into Registrable Securities), (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees in writing to be bound by the provisions of this Agreement; provided, however, that items (ii) and (iv) shall not apply to any transfer or assignment by a Holder to any affiliated person or entity that is a signatory to this Agreement. Notwithstanding the foregoing, the rights granted to the Investors hereunder may be assigned without compliance with item
(ii) above to any constituent partner or member of an Investor which is a partnership or limited liability company, or to an affiliate of an Investor which is a corporation, partnership or limited liability company. For purposes of this Section 12, "COMPETITOR" shall mean any company that is primarily engaged, or which has a business unit that is primarily engaged, in the business or providing services that enable users to search for and thereafter access sites on the Internet.

     13. EFFECTIVENESS; AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENT. This Agreement constitutes an amendment and restatement of the Existing Agreement pursuant to Section 14 thereof and shall become effective and binding on all parties thereto and persons bound by the terms thereof upon obtaining the consent evidenced by execution of this Agreement by the Company, the Majority Investors and the Majority Series B Investors.

     14. AMENDMENT. Except as otherwise provided herein, additional parties may be added to this Agreement, any provision of this Agreement (other than Section 5.1(b) and Section 7) may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, and (ii) the Holders of at least a majority of the Registrable Securities then outstanding; provided, however that Section 5.1(b) and Section 7 may be amended or the observance thereof may be waived only with the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock or Conversion Stock issued upon conversion thereof that are Registrable Securities. Any amendment or waiver effected in accordance with Section 5.4 or this Section 14, as applicable, shall be binding upon each Investor, Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

     15. GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

     16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     17. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

              (a) if to a Holder, to such Holder's address as set forth in EXHIBIT A, or to such other address as such Holder shall have furnished to the Company.

              (b) if to the Company, to:

              Centraal Corporation
              2 Circle Star Way, 2d Floor
              Palo Alto, California 94070
              Attn:  Keith Teare, President and Chief Executive Officer
              Fax:  (650) 298-8085

     or to such other address as the Company shall have furnished to the Holders, with a copy to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road

              Palo Alto, California 94304-1050
              Attn:  Mark A. Bertelsen, Esq.
              Fax:  (650) 493-6811

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     18. AGGREGATION OF STOCK. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     20. LEGAL EXPENSES. The prevailing party in any legal action brought by one party against another and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

     21. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     22. WAIVER OF RIGHT OF FIRST REFUSAL. The signatories to this Agreement who are also parties to the Existing Agreement (other than the Company) hereby waive, on behalf of all Existing Preferred Investors, their right of first refusal set forth in Section 9 of the Existing Agreement and any associated notice rights.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CENTRAAL CORPORATION                            INVESTOR



a Delaware corporation                          By:
                                                   ---------------------------
By:                                             Name:
   ------------------------------------              -------------------------
   Keith Teare,                                 Title:
   President and Chief Executive Officer              ------------------------


                   [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS